Exhibit A

JOINT FILING AGREEMENT

Each of the undersigned hereby consents and agrees to the joint filing of this Schedule 13D, including any amendment(s) thereto, relating to the Ordinary Shares of the Issuer.

Date: March 27, 2026
HEMEN HOLDING LIMITED

	By:	/s/ Christakis Theodoulou
	Name:	Christakis Theodoulou
	Title:	Director

GREENWICH HOLDINGS LIMITED

	By:	/s/ Christakis Theodoulou
	Name:	Christakis Theodoulou
	Title:	Director

C.K. LIMITED

	By:	/s/ Christakis Theodoulou
	Name:	Christakis Theodoulou
	Title:	Director